Exhibit 3.1

AMENDED AND RESTATED BYLAWS

OF

SEALED AIR CORPORATION

As amended through May 22, 2014

ARTICLE 1

OFFICES

SECTION 1.01. Registered Office. The registered office and registered agent of the Corporation shall be in Wilmington, Delaware.

SECTION 1.02. Other Offices. The Corporation may also have offices at such other places within and without the State of Delaware as the Board of Directors may from time to time determine or the business of the Corporation may require.

ARTICLE 2

MEETINGS OF STOCKHOLDERS

SECTION 2.01. Place of Meetings. Meetings of the stockholders shall be held at such place either within or without the State of Delaware as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting delivered to stockholders. The Board of Directors may, in its sole discretion, determine that a meeting shall not be held at any place, but may instead be held solely by means of remote communication in accordance with Section 211(a)(2) of the General Corporation Law of the State of Delaware (the “DGCL”).

SECTION 2.02. Annual Meetings. Annual meetings of stockholders shall be held on such date and at such time as shall be designated by the Board of Directors and stated in the notice of the meeting or in a duly executed waiver of notice thereof. At each annual meeting, the stockholders shall elect directors, vote upon the ratification of the selection of the independent auditors for the Corporation for the then current fiscal year of the Corporation, and transact such other business as may properly be brought before the meeting.

SECTION 2.03. Notice of Annual Meetings. Written notice of the annual meeting, stating the place (if any), date and time of the meeting and the means of remote communication (if any) by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting shall be given to each stockholder entitled to vote thereat not less than ten (10) nor more than sixty (60) days before the date of the meeting.

SECTION 2.04. List of Stockholders. The officer who has charge of the stock ledger of the Corporation shall prepare and make or cause to be prepared and made, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at said meeting, arranged in alphabetical order with the address of and the number of voting shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, for ten (10) days prior to the meeting, either (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of meeting or (ii) during ordinary business hours at the principal place of business of the Corporation. If the meeting is to be held at a place, the list of stockholders must be open to examination at the meeting as required by applicable law. If the meeting is to be held solely by means of remote communication, the list shall also be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting. Except as otherwise required by law, the stock ledger shall be the only evidence as to who are the stockholders entitled to examine the list of stockholders required by this Section 2.04 or to vote in person or by proxy at any meeting of stockholders.

SECTION 2.05. Special Meetings. Special meetings of the stockholders may be called by the chair of the board, by the chief executive officer or by resolution of the Board of Directors and, subject to the procedures set forth in this Section, shall be called by the chief executive officer or the secretary at the request in writing of stockholders owning a majority of the voting power of the then outstanding Voting Stock. Any such resolution or request shall state the purpose or purposes of the proposed meeting. Such meeting shall be held at such time and date as may be fixed by the Board of Directors. The Board of Directors may postpone fixing the time and date of a special meeting to be held at the request of stockholders in order to allow the secretary to determine the validity of such request, provided, that if such request is determined to be valid, then the Board of Directors shall fix the date of such special meeting to be no later than ninety (90) days after such determination. For the purposes of these Bylaws, the term “Voting Stock” shall have the meaning of such term set forth in the Certificate of Incorporation or, if not defined therein, “Voting Stock” shall mean the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors.

SECTION 2.06. Notice of Special Meetings. Written notice of a special meeting of stockholders, stating the place (if any), date and time of the meeting, the means of remote communication (if any) by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, and the purpose or purposes for which the meeting is called shall be given by the secretary to each stockholder entitled to vote thereat, not less than ten (10) nor more than sixty (60) days before the date fixed for the meeting.

SECTION 2.07. Business Transacted. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.

SECTION 2.08. Quorum; Adjournment of Meetings. Except as otherwise provided by statute or the Certificate of Incorporation, the holders of a majority of the voting power of the then outstanding Voting Stock entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have the power to adjourn the meeting until a quorum shall be present or represented. Either the presiding officer at any meeting of the stockholders or the holders of a majority of the voting power of the then outstanding Voting Stock entitled to vote at the meeting, present in person or represented by proxy, may adjourn the meeting regardless of whether a quorum is present. When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place (if any) thereof and the means of remote communication (if any) by which stockholders and proxy holders may be deemed to be present in person and vote at such adjourned meetings are announced at the meeting at which the adjournment is taken. At any adjourned meeting, any business may be transacted that might have been transacted at the original meeting. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. When specified business is to be voted on by a class or series of stock voting as a class, the holders of a majority of the voting power of the shares of such class or series shall constitute a quorum of such class or series for the transaction of such business.

SECTION 2.09. Vote Required. When a quorum is present at any meeting of stockholders, the vote of the holders of a majority of the voting power of the Voting Stock present in person or represented by proxy at the meeting and entitled to vote shall decide any questions brought before such meeting, except as otherwise provided by Section 3.01 of these Bylaws or by statute or the Certificate of Incorporation.

SECTION 2.10. Voting; Proxies. Except as otherwise provided by statute or the Certificate of Incorporation, each stockholder shall at every meeting of the stockholders be entitled to one vote in person or by proxy for each share of the capital stock having voting power held by such stockholder, but no proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. Such proxy to vote must be filed with the secretary of the meeting or his or her representative or otherwise delivered telephonically or electronically as set forth in the applicable proxy statement, at or before the time of the meeting as required by the inspectors of elections.

SECTION 2.11. Inspectors of Election. In advance of any meeting of the stockholders, the Board of Directors or the presiding officer of such meeting shall appoint one or more inspectors of election to act at such meeting or at any adjournments thereof and make a written report thereof. One or more persons may also be designated by the Board of Directors or such presiding officer as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of stockholders, the presiding officer of such meeting shall appoint one or more inspectors to act at such meeting. No director or nominee for the office of director at such meeting shall be appointed an inspector of election. Each inspector, before entering on the discharge of the inspector’s duties, shall first take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of such person’s ability. The inspectors of election shall, in accordance with the requirements of the DGCL, (i) ascertain the number of shares outstanding and the voting power of each, (ii) determine the shares represented at the meeting and the validity of proxies and ballots, (iii) count all votes and ballots, (iv) determine and retain for a reasonable period and file with the secretary of the meeting a record of the disposition of any challenges made to any determination by the inspectors, and (v) make and file with the secretary of the meeting a certificate of their determination of the number of shares represented at the meeting and their count of all votes and ballots. The inspectors may appoint or retain other persons or entities to assist the inspectors in the performance of the duties of the inspectors.

SECTION 2.12. Notice of Stockholder Nomination and Stockholder Business. At a meeting of the stockholders only such persons who are nominated in accordance with the procedures set forth in this Section shall be eligible to stand for election as directors and only such business shall be conducted as shall have been brought before the meeting in accordance with the procedures set forth in these Bylaws.

Nominations of persons for election to the Board of Directors (“Nomination”) and the proposal of business to be considered by the stockholders at an annual meeting or at a special meeting (“Proposal of Business”) may be made at such meeting only: (i) pursuant to the Corporation’s notice of meeting, (ii) by or at the direction of the Board of Directors or (iii) by any stockholder of the Corporation who is entitled to vote at the meeting who complies with the notice provision set forth in this Section and who was a stockholder of record at the time of giving such notice and at the time of the meeting (this clause (iii) shall be the exclusive means for a stockholder to make nominations or submit other business other than matters properly brought under Rule 14a-8 under the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), and included in the Corporation’s notice of meeting).

In addition to the requirements set forth below in this Section, a stockholder seeking to make a Nomination or Proposal of Business before an annual meeting or special meeting shall promptly provide to the Corporation any other information reasonably requested by the Corporation.

(a) Notice of Stockholder Nomination

A notice of the intent of a stockholder to make a Nomination before an annual meeting or special meeting (but only if the election of directors is a matter specified in the notice of meeting given by or at the direction of the person calling such special meeting) must be made in writing and timely. To be timely, such notice must be received by the secretary as follows: (i) with respect to an annual meeting of stockholders that is within thirty (30) days prior or sixty (60) days after the first anniversary of the date of the Corporation’s prior year’s annual meeting, no earlier than the 120th day and no later than the close of business on the 90th day prior to the first anniversary of the date of the Corporation’s prior year’s annual meeting; and (ii) with respect to any other annual meeting of stockholders or a special meeting of stockholders, no later than the tenth (10th) day following the day on which the date of such meeting is publicly disclosed. In no event shall the public announcement of an adjournment or postponement of an annual meeting or special meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above. Any notice meeting the requirements of this paragraph shall be considered “Timely Notice.”

Notice of intent by a stockholder to make a Nomination shall be accompanied by the written consent of each person nominated by the stockholder (“Nominee”) to be named in a proxy statement as a nominee for election as a director and to serve as a director of the Corporation if so elected. Every such notice of intent by a stockholder shall set forth:

(i) the name and address of the stockholder, as they appear on the Corporation’s books, who intends to make a Nomination and of the beneficial owner, if any, on whose behalf the Nomination is made;

(ii) a representation that the stockholder is a holder of the Corporation’s Voting Stock (indicating the class and number of shares of the Corporation’s Voting Stock that are owned beneficially and of record by such stockholder and by the beneficial owner) and intends to appear in person or by proxy at the meeting to make the Nomination;

(iii) whether and the extent to which any hedging or other transactions or series of transactions has been entered into by or on behalf of, or any other agreement, arrangement or understanding (including any derivative or short positions, profit interests, options, warrants, stock appreciation or similar rights and any borrowing or lending of shares) has been made, the effect or intent of which is to mitigate loss to or manage risk or benefit of share price changes for, or to increase or decrease the voting power of, the stockholder or the beneficial owner with respect to any share of stock of the Corporation, and a commitment that the stockholder will notify the Corporation in writing of any such transaction, agreement, arrangement or understanding in effect as of the record date for the meeting promptly following the later of the record date or the date notice of the record date is first publicly disclosed;

(iv) a representation whether the stockholder intends to deliver a proxy statement or form of proxy to holders of at least the percentage of the Corporation’s outstanding shares required to approve the Nomination or otherwise to solicit proxies from stockholders in support of the Nomination (collectively, items (i)-(iv), the “Notice of Intent Requirements”); and

(v) a description of all agreements, arrangements or understandings (whether written or oral) among the stockholder or the beneficial owner and each Nominee and any other person or persons (naming such person or persons) pursuant to which the Nomination is to be made by the stockholder, such other information regarding each Nominee proposed by such stockholder as would have been required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had the Nomination been made by the Board of Directors and a representation that the stockholder will notify the Corporation in writing of any such agreement, arrangement or understanding in effect as of the record date for the meeting promptly following the later of the record date or the date notice of the record date is first publicly disclosed.

(b) Notice of Stockholder Business

A notice of the intent of a stockholder to make a Proposal of Business before a meeting must be made with Timely Notice. Every notice of intent by a stockholder for a Proposal of Business shall set forth: (i) the Notice of Intent Requirements, except that for purposes of this Section (b), the phrase “Proposal of Business” shall be substituted for “Nomination,” (ii) a description of the matter, including the complete text of any resolutions intended to be presented at the meeting, and in the event that such business includes a proposal to amend the Bylaws of the Corporation, the language of the proposed amendment, the reasons for bringing up such matter at the meeting, any personal or other material interest of the stockholder or the beneficial owner in the matter, and all agreements, arrangements or understandings (whether written or oral) between the stockholder or the beneficial owner and any other person or persons (including their names) in connection with the proposal of such matter by the stockholder, and (iii) a representation that the stockholder will notify the Corporation in writing of any such agreement, arrangement or understanding in effect as of the record date for the meeting promptly following the later of the record date or the date notice of the record date is first publicly disclosed.

(c) Additional Requirements

Except as otherwise provided by law or by the Certificate of Incorporation, the presiding officer of the meeting shall have the power and authority to determine whether a Nomination or Proposal of Business to be brought before the meeting by a stockholder was made or proposed, as the case may be, in accordance with the procedures set forth in this Section and whether such matter is an appropriate subject for stockholder action under applicable law, and, if it was not, to declare that such Proposal of Business or Nomination shall be disregarded. Notwithstanding the foregoing provisions of this Section, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section. Nothing in this Section shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation’s proxy statement in accordance with Rule 14a-8 under the Exchange Act or the holders of any series of preferred stock to elect directors under circumstances specified in the Certificate of Incorporation. Notwithstanding the foregoing provisions of this Section, unless otherwise required by law, if the stockholder does not appear at the annual meeting or special meeting of stockholders of the Corporation to present a Nomination or a Proposal of Business, such Nomination shall be disregarded and such Proposal of Business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation.

SECTION 2.13. Organization and Conduct of Meetings of Stockholders. Each meeting of stockholders shall be presided over by the chief executive officer, or in his or her absence, by any other person thereunto designated by the chief executive officer or by the Board of Directors. The date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting shall be announced at such meeting by the presiding officer. The Board of Directors may adopt by resolution such rules or regulations for the conduct of meetings of stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board of Directors, the presiding officer of any meeting of stockholders shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such presiding officer, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the presiding officer, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present; (iii) limitations on attendance at or participation in the meeting, to stockholders of record of the Corporation, their duly authorized and constituted proxies or such other persons as the presiding officer shall permit; (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof, and (v) limitations on the time allotted to questions or comments by participants. Unless, and to the extent determined by the Board of Directors or the presiding officer, meetings of stockholders shall not be required to be held in accordance with rules of parliamentary procedure. The secretary, or in his or her absence or at the request of the presiding officer, an assistant secretary or other person designated by the presiding officer, shall act as secretary of the meeting.

ARTICLE 3

DIRECTORS

SECTION 3.01. Number and Term of Office. Subject to the rights of the holders of any series or class of stock to elect directors under specified circumstances as provided by the Certificate of Incorporation, the number of directors that shall constitute the whole Board of Directors shall be fixed from time to time by resolution of the Board of Directors, but no decrease in the number of directors effected by any such resolution shall change the term of any director in office at the time that any such resolution is adopted. Except as otherwise provided by statute, the Certificate of Incorporation or Section 3.02 of these Bylaws, each director shall be elected by the vote of the majority of the votes cast with respect to the director at any annual meeting or any other meeting of stockholders for the election of directors at which a quorum is present, provided that if the number of nominees exceeds the number of directors to be elected, the directors shall be elected by the vote of a plurality of the shares represented in person or by proxy at any such meeting and entitled to vote on the election of directors. For purposes of this Section, a majority of the votes cast means that the number of shares voted “for” a director must exceed the number of votes cast “against” that director. If a director is not elected, the director shall offer to resign from the Board of Directors. The Nominating and Corporate Governance Committee of the Board of Directors will make a recommendation to the Board of Directors on whether to accept or reject the resignation, or whether other action should be taken. The Board of Directors will consider and act on the Committee’s recommendation and publicly disclose its decision and the rationale behind it within 90 days from the date of the certification of the election results. The director who offers his or her resignation will not participate in the Committee’s or the Board of Directors’ decision. Each director shall hold office until a successor is elected and qualified or until such director’s earlier death, resignation or removal. Directors need not be stockholders.

SECTION 3.02. Newly Created Directorships and Vacancies. Vacancies and newly created directorships resulting from any increase in the authorized number of directors shall be filled by a majority of the directors then in office, though less than a quorum, or by a sole remaining director, and, except as otherwise provided by statute or the Certificate of Incorporation, each director so chosen shall hold office until the next annual meeting of stockholders and until a successor is duly elected and qualified or until such director’s earlier death, resignation or removal. A vacancy in the Board of Directors shall be deemed to exist under this Section in the case of the death, removal or resignation of any director, or if the stockholders fail at any meeting of stockholders at which directors are to be elected to elect the number of directors then constituting the whole Board of Directors.

SECTION 3.03. Authority. The business of the Corporation shall be managed by or under the direction of its Board of Directors, which shall exercise all such powers of the Corporation, subject to the restrictions imposed by law, the Certificate of Incorporation or these Bylaws.

SECTION 3.04. Place of Meeting. The Board of Directors or any committee thereof may hold meetings, both regular and special, either within or without the State of Delaware.

SECTION 3.05. Annual Meeting. A regular meeting of the Board of Directors shall be held immediately following the adjournment of the annual meeting of stockholders. No notice of such meeting shall be necessary to the directors in order legally to constitute the meeting, provided a quorum be present. In the event such meeting is not so held, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the Board of Directors.

SECTION 3.06. Regular Meetings. Except as provided in Section 3.05, regular meetings of the Board of Directors may be held without notice at such time and at such place as shall from time to time be determined by the Board of Directors.

SECTION 3.07. Special Meetings. Special meetings of the Board of Directors may be called by the chair of the board, the chief executive officer or the president and shall be called by the chief executive officer or the secretary on the written request of at least two directors. Notice of special meetings of the Board of Directors shall be given to each director at least three calendar days before the meeting if by mail or overnight courier service or at least the calendar day before the meeting if given in person or by telephone, facsimile, telegraph, telex, electronic mail or other means of “electronic transmission” as defined in Section 232(c) of the DGCL.

SECTION 3.08. Emergency Meetings. In the event of an emergency that, in the judgment of the chair of the board, the chief executive officer or the president or any two directors, requires immediate action, a special meeting may be convened without notice, consisting of those directors who are immediately available in person or by telephone and can be joined in the meeting in person or by conference telephone. The actions taken at such a meeting shall be valid if at least a quorum of the directors participates either personally or by conference telephone.

SECTION 3.09. Quorum; Vote Required. At meetings of the Board of Directors, a majority of the directors at the time in office shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

SECTION 3.10. Organization. The Board of Directors may elect one of its members to be chair of the board and may fill any vacancy in such position at such time and in such manner as the Board of Directors shall determine. The chair of the board may but need not be an officer of or employed in an executive or other capacity by the Corporation. The chair of the board shall preside at meetings of the Board of Directors and lead the Board of Directors in fulfilling its responsibilities as defined in Section 3.03. If there should be no chair of the board, the chief executive officer or other person selected by the Board of Directors shall preside at meetings of the Board of Directors.

SECTION 3.11. Committees. The Board of Directors may, by resolution adopted by a majority of the whole Board of Directors, designate one or more committees, each committee to consist of one or more of the directors of the Corporation. All committees may authorize the seal of the Corporation to be affixed to all papers which may require it. To the extent provided in any resolution or by these Bylaws, subject to any limitations set forth under the laws of the State of Delaware and the Certificate of Incorporation, any such committee shall have and may exercise any of the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors. Unless the Board of Directors designates one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee, the members of any such committee present at any meeting and not disqualified from voting may, whether or not they constitute a quorum, unanimously appoint another member of the Board of Directors to act at the meeting in the place of any absent or disqualified member of such committee. At meetings of any such committee, a majority of the members or alternate members of such committee shall constitute a quorum for the transaction of business, and the act of a majority of members or alternate members present at any meeting at which there is a quorum shall be the act of the committee.

SECTION 3.12. Minutes of Committee Meetings. The committees shall keep regular minutes of their proceedings and, when requested to do so by the Board of Directors, shall report the same to the Board of Directors.

SECTION 3.13. Action Without a Meeting. Unless otherwise restricted by law, the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if all members of the Board of Directors or of such committee, as the case may be, consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the Board of Directors or committee.

SECTION 3.14. Participation by Conference Telephone. The members of the Board of Directors or any committee thereof may participate in a meeting of the Board of Directors or such committee by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other and such participation shall constitute presence in person at such meeting.

SECTION 3.15. Compensation of Directors. The directors may be paid their expenses of attendance at each meeting of the Board of Directors or of any special or standing committee thereof. The Board of Directors may establish by resolution from time to time the fees to be paid to each director who is not an officer or employee of the Corporation or any of its subsidiaries for serving as a director of the Corporation, for serving on any special or standing committee of the Board of Directors, and for attending meetings of the Board of Directors or of any special or standing committee thereof. No such payment shall preclude any such director from serving the Corporation in any other capacity and receiving compensation therefor.

ARTICLE 4

NOTICES

SECTION 4.01. Method of Notice. Whenever notice is required by law, the Certificate of Incorporation or these Bylaws to be given by the Corporation to any director, committee member or stockholder, personal notice shall not be required and any such notice may be given in writing (a) by mail, addressed to such director, committee member or stockholder at his or her address as it appears on the books of the Corporation, or (b) by any other method permitted by law (including, but not limited to, overnight courier service, facsimile, electronic mail or other means of electronic transmission) directed to the addressee at his, her or its address most recently provided to the Corporation. Any notice given by the Corporation by mail shall be deemed to have been given at the time when deposited in the United States mail. Any notice given by the Corporation by overnight courier service shall be deemed to have been given when delivered to such service. Any notice given by the Corporation by facsimile, electronic mail or other means of electronic transmission that generally can be accessed by or on behalf of the receiving party at substantially the same time as it is transmitted shall be deemed to have been given when transmitted, unless the Corporation receives a prompt reply that such transmission is undeliverable to the address to which it was directed.

SECTION 4.02. Waiver of Notice. Whenever any notice is required to be given under the provisions of the statutes or of the Certificate of Incorporation or of these Bylaws, a waiver thereof in writing, signed by the person or persons entitled to such notice, or a waiver by electronic transmission by the person entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

ARTICLE 5

OFFICERS

SECTION 5.01. Selection of Officers. The officers and assistant officers of the Corporation shall be chosen by the Board of Directors from time to time and shall be a chief executive officer, a president, one or more vice presidents, a secretary and such other officers and assistant officers as the Board of Directors may determine. The Board of Directors may also authorize the chief executive officer to appoint any or all subordinate officers and assistant officers. Any number of offices may be held by the same person. As used in these Bylaws, the term “officer” does not refer to a person who serves only as an assistant officer.

SECTION 5.02. Powers and Duties in General. The officers and assistant officers shall each have such powers and perform such duties in the management of the affairs, property and business of the Corporation, subject to the control and limitation by the Board of Directors, as is designated by these Bylaws and as generally pertain to their respective offices, as well as such powers and duties as may be authorized from time to time by the Board of Directors.

SECTION 5.03. Term of Office; Removal. The officers and assistant officers shall hold office at the pleasure of the Board of Directors. Each officer and assistant officers shall hold office until a successor is elected and qualified or until such officer’s earlier death, resignation or removal. Any officer or assistant officer elected or appointed by the Board of Directors may be removed at any time by the Board of Directors, and any officer or assistant officer elected or appointed by the chief executive officer may be removed at any time by the chief executive officer or the Board of Directors. Any vacancy occurring in any office of the Corporation by death, resignation, removal or otherwise may be filled by the Board of Directors or, if so authorized by the Board of Directors, the chief executive officer.

SECTION 5.04. Chief Executive Officer. The chief executive officer of the Corporation shall have the responsibility for the general and active management and control of the affairs and business of the Corporation, shall perform all duties and have all powers which are commonly incident to the office of chief executive or which are delegated to the chief executive officer by the Board of Directors, and shall see that all orders and resolutions of the Board of Directors are carried into effect. The chief executive officer shall have general supervision and direction of all of the other officers, assistant officers, employees and agents of the Corporation.

SECTION 5.05. President. The president, who may also be the chief executive officer of the Corporation, shall perform all duties and have all powers that are commonly incident to the office of president or that are delegated to the president by the Board of Directors or, if the president is not the chief executive officer, by the chief executive officer.

SECTION 5.06. Vice Presidents. The vice presidents shall act under the direction of the chief executive officer and shall perform such duties and have such powers as the chief executive officer or the Board of Directors may from time to time prescribe, and, except as otherwise prescribed by the chief executive officer or the Board of Directors, such other duties and powers that are commonly incident to the office of vice president.

SECTION 5.07. Secretary. The secretary shall act under the direction of the chief executive officer. The secretary shall record and maintain, or cause to be recorded and maintained, a record of the meetings and other proceedings of the Board of Directors and the stockholders in a book to be kept for that purpose, and the secretary shall perform like duties for the standing committees of the Board of Directors when requested to do so. The secretary shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors, shall have charge of the original stock books, stock transfer books and stock ledgers of the Corporation, and shall perform such other duties as may be prescribed by the chief executive officer or the Board of Directors. The secretary shall have custody of the seal of the Corporation and cause it to be affixed to any instrument requiring it, and when so affixed, it may be attested by the secretary’s signature. The Board of Directors may give general authority to any other officer or assistant officer to affix the seal of the Corporation and to attest the affixing by such officer’s or assistant officer’s signature.

SECTION 5.08. Assistant Secretaries. The assistant secretaries shall, in the absence or disability of the secretary, or at the request of the secretary, perform the duties and exercise the powers of the secretary. They shall perform such other duties and have such other powers as the chief executive officer or the Board of Directors may from time to time prescribe.

SECTION 5.09. Execution of Contracts and Instruments. All contracts, deeds, mortgages, bonds, certificates, checks, drafts, bills of exchange, notes and other instruments or documents to be executed by or in the name of the Corporation shall be signed on the corporation’s behalf by such officer or officers, or other person or persons, as may be so authorized (i) by the Board of Directors, or (ii) subject to such limitations, if any, as the Board of Directors may impose, by the chief executive officer. Such authority may be general or confined to specific instances and, if the Board of Directors or chief executive officer (whichever grants such authority) so authorizes or otherwise directs, may be delegated by the authorized officers to other persons. Unless otherwise provided in such resolution, any resolution of the Board of Directors or a committee thereof authorizing the Corporation to enter into any such instruments or documents or authorizing their execution by or on behalf of the Corporation shall be deemed to authorize the execution thereof on its behalf by the chief executive officer, the president, any vice president, or any other officer or assistant officer if the execution thereof is within the scope of the general duties and authority of such other officer or assistant officer.

ARTICLE 6

CERTIFICATES OF STOCK

SECTION 6.01. Issuance. The stock of the Corporation shall be represented by certificates, provided that the Board of Directors may provide by resolution for any or all of the stock to be uncertificated shares. Every holder of stock in the Corporation represented by certificates shall be entitled to have a certificate signed by, or in the name of the Corporation by, the chair or vice chair of the board, if any, or the president or a vice president and the treasurer or an assistant treasurer or the secretary or an assistant secretary of the Corporation, certifying the number of shares owned by such holder in the Corporation.

SECTION 6.02. Facsimile Signatures. If a certificate is countersigned (a) by a transfer agent other than the Corporation or its employee, or (b) by a registrar other than the Corporation or its employee, the signatures of the officers of the Corporation may be facsimiles. In case any officer, assistant officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall cease to be such officer, assistant officer, transfer agent or registrar before such certificate is issued, it may be issued with the same effect as if he or she were such officer, assistant officer, transfer agent or registrar at the date of issue. The seal of the Corporation or a facsimile thereof may, but need not, be affixed to certificates of stock.

SECTION 6.03. Lost Certificates, Etc. The Corporation may establish procedures for the issuance of a new certificate of stock in place of any certificate theretofore issued by the Corporation alleged to have been lost, stolen or destroyed and may in connection therewith require, among other things, the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed and the giving by such person to the Corporation of a bond in such sum as may be specified pursuant to such procedures as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

SECTION 6.04. Transfer. The Board of Directors shall have the power and authority to make such rules and regulations or amendments thereto as it may deem expedient concerning the issue, registration and transfer of certificates of stock or uncertificated shares, and may appoint transfer agents and registrars thereof.

SECTION 6.05. Registered Stockholders. The Corporation shall be entitled to recognize the person registered on its books as the owner of shares to be the exclusive owner for all purposes including voting and dividends, and the Corporation shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

SECTION 6.06. Record Date for Consents. In order that the Corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix, in advance, a record date, which record date shall not be more than ten days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. Any stockholder of record seeking to have the stockholders authorize or take corporate action by written consent shall, by written notice to the secretary, request the Board of Directors to fix a record date. The Board of Directors shall promptly, but in all events within ten days after the date on which such request is received, adopt a resolution fixing the record date. If no record date has been fixed by the Board of Directors within ten days after the receipt of such request and no prior action by the Board of Directors is required by applicable law, then the record date shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its headquarters office to the attention of the secretary. Delivery shall be by hand or certified or registered mail, return receipt requested. If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by applicable law, the record date for determining stockholders entitled to consent shall be at the close of business on the date on which the Board of Directors adopts the resolution taking such prior action. The Board of Directors may postpone action by written consent in order to allow the secretary to conduct a reasonable and prompt investigation to ascertain the legal sufficiency of the consents. The secretary may designate an independent inspector of election to conduct such investigation.

SECTION 6.07. Record Dates. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty or less than ten days before the date of such meeting, and not more than sixty days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

ARTICLE 7

MISCELLANEOUS

SECTION 7.01. Declaration of Dividends. Dividends upon the shares of the capital stock of the Corporation may be declared and paid by the Board of Directors from the funds legally available therefor. Dividends may be paid in cash, in property, or in shares of the capital stock of the Corporation.

SECTION 7.02. Reserves. The directors of the Corporation may set apart out of any of the funds of the Corporation available for dividends a reserve or reserves for such purposes as the directors shall think conducive to the interest of the Corporation, and the directors may modify or abolish any such reserve.

SECTION 7.03. Fiscal Year. The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.

SECTION 7.04. Corporate Seal. The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the words “Corporate Seal, Delaware”. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced.

SECTION 7.05. Resignations. Any director, committee member, officer or assistant officer may resign at any time upon notice given in writing or by electronic transmission to the Corporation. Such resignation shall take effect when such notice is given unless the notice specifies (a) a later effective date, or (b) an effective date determined upon the happening of an event or events, such as the failure to receive the required vote for reelection as a director and the acceptance of such resignation by the Board of Directors. Unless otherwise specified in the notice of resignation, the acceptance of such resignation shall not be necessary to make it effective.

SECTION 7.06. Severability. If any provision of these Bylaws is held to be illegal, invalid, unenforceable or in conflict with the provision of the Certificate of Incorporation, such provision shall be fully separable and the remaining provisions of these Bylaws shall remain in full force and effect.

SECTION 7.07. Exclusive Forum for Certain Actions. Unless the Corporation consents in writing to the selection of an alternative forum, the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer, assistant officer or other employee of the Corporation to the Corporation or the Corporation’s stockholders, (iii) any action asserting a claim arising pursuant to any provision of the DGCL, or (iv) any action asserting a claim governed by the internal affairs doctrine shall be a state or federal court located within the state of Delaware, in all cases subject to the court’s having personal jurisdiction over the indispensable parties named as defendants.

ARTICLE 8

INDEMNIFICATION

SECTION 8.01. Indemnification of Directors and Officers. Subject to Section 8.05, any person who was or is a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, whether by or in the right of the corporation or otherwise, by reason of the fact that he or she or a person of whom he or she is the legal representative, is or was a director or officer of the Corporation, or while serving in such capacity is or was an officer, employee or agent of the Corporation or is or was serving at the request of the Corporation or for its benefit as a director, officer, employee or agent of another corporation, or as its representative in a partnership, joint venture, trust or other enterprise, shall be indemnified and held harmless to the fullest extent legally permissible under and pursuant to any procedure specified in or pursuant to the DGCL, as amended from time to time, from and against any and all expenses, liabilities and losses (including without limitation attorney’s fees, judgments, fines and amounts paid or to be paid in settlement) actually and reasonably incurred or suffered by such person in connection therewith. The Board of Directors shall take all such actions as may be necessary and appropriate to authorize the Corporation to pay the indemnification required by these Bylaws, including without limitation, to the extent necessary, making a good faith evaluation of the manner in which the claimant for indemnity acted and of the reasonable amount of indemnity due him or her, and making in good faith any other determination required by the DGCL for such indemnification, or, in cases where the full Board of Directors may not make such determination under the DGCL, submitting the matter for determination in good faith by a committee of directors, independent legal counsel, the stockholders or such other persons or bodies as may make any such required determination. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not meet the standards required under the DGCL in order to be entitled or permitted to receive such indemnification. This right to indemnification shall be enforceable against the Corporation as a contract right, and any person entitled to such indemnification shall also be entitled to reimbursement by the Corporation of reasonable costs and expense, including attorneys’ fees, incurred in obtaining such required indemnification or any advancement of expenses required by Section 8.02.

SECTION 8.02. Advancement of Expenses. Subject to Section 8.05, expenses (including attorneys’ fees) actually and reasonably incurred by a current or former director or executive officer in defending any civil, criminal, administrative or investigative action, suit or proceeding with respect to which indemnification may be provided under Section 8.01 above shall be paid or reimbursed by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or executive officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation. Such expenses (including attorneys’ fees) may be so paid or reimbursed upon such additional terms and conditions, if any, as the Board of Directors in good faith deems reasonable and appropriate, consistent with its obligation to promptly pay or reimburse all such expenses actually and reasonably incurred. For purposes of this Section 8.02, “executive officer” has the meaning set forth in Rule 3b-7 under the Exchange Act.

SECTION 8.03. Nonexclusivity; Indemnification of Other Personnel. The indemnification and advancement of expenses provided by or granted pursuant to this Article 8 shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses are or at any time may be entitled under the DGCL, the Certificate of Incorporation, any agreement, vote of stockholders or disinterested directors or otherwise except that to the extent that the Certificate of Incorporation provides that indemnification or advancement of expenses is subject to these Bylaws these Bylaws shall govern. The provisions of this Article 8 shall not be deemed to preclude the indemnification or advancement of expenses of any person who is not specified in Section 8.01 or 8.02, as applicable, but whom the Corporation has the power or obligation to indemnify under the provisions of the DGCL, or otherwise, and the Board of Directors shall have authority to provide such indemnification and advancement of expenses to such other personnel as it determines is permitted or required by the DGCL.

SECTION 8.04. Certain Definitions. For purposes of this Article 8, (i) references to “other enterprises” shall include employee benefit plans, (ii) references to “fines” shall include any excise taxes assessed on a person with respect to any employee benefit plan, (iii) references to “serving at the request of the Corporation” shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries, and (iv) a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner not opposed to the best interests of the Corporation.

SECTION 8.05. Limitation on Indemnification and Advancement of Expenses. Notwithstanding anything contained in this Article 8 to the contrary, except for any required reimbursement of expenses in proceedings to enforce such person’s rights to indemnification or advancement of expenses as provided in Section 8.01, the Corporation shall not be obligated to indemnify, or advance expenses to, any person in connection with (i) a proceeding (or part thereof) initiated by such person unless such proceeding (or part thereof) was authorized by the Board of Directors, or (ii) proceedings or claims involving the enforcement of any employment, severance, non-competition, compensation, or other plan or agreement with or of the Corporation or any of its affiliates to which such person may be a party, or of which such person may be a beneficiary, or (iii) any proceeding with respect to which final judgment is rendered against such person for payment or an accounting of profits arising from the purchase or sale by such person of securities in violation of Section 16(b) of the Exchange Act, any similar successor statute, or similar provisions of state statutory law or common law. For the avoidance of doubt, the term “officer” when used in this Article 8 or in the Certificate of Incorporation does not include a person who serves or has served only as an assistant officer, and this Article 8 does not obligate the Company to indemnify or advance expenses to persons who serve or have served only as assistant officers.

SECTION 8.06. Insurance. The Board of Directors may cause the Corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or as its representative in a partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred in any such capacity, or arising out of such status, whether or not the Corporation would have the power to indemnify such person against such liability.

SECTION 8.07. Additional Indemnification. The Board of Directors may from time to time adopt further Bylaws with respect to indemnification, may amend these Bylaws and such Bylaws to provide at all times the fullest indemnification permitted by the DGCL, as amended from time to time, and may authorize additional indemnification by resolution, indemnification contracts or otherwise to the extent permitted by the DGCL.

SECTION 8.08. No Retroactive Repeal or Modification. The right of any current or former director or officer to indemnification and advancement of expenses under this Article 8 is provided as a contract right in consideration of and as an inducement for such director’s or officer’s service as such, and shall fully vest at the time such director or officer first assumes his or her position with the Corporation. Any repeal or modification of the foregoing provisions granting indemnification or advancement rights shall be prospective only and shall not adversely affect any right or protection of a current or former director or officer of the Corporation with respect to any acts, omissions or status of such person occurring prior to such repeal or modification.

ARTICLE 9

AMENDMENTS

SECTION 9.01. By the Stockholders. Except as otherwise provided by statute or the Certificate of Incorporation, these Bylaws may be amended by the affirmative vote of the holders of at least a majority of the voting power of the then outstanding Voting Stock, voting together as a single class at any annual or special meeting of the stockholders, provided that notice of intention to amend shall have been contained in the notice of the meeting.

SECTION 9.02. By the Board of Directors. The Board of Directors by a majority vote of the whole Board of Directors at any meeting may amend these Bylaws, including Bylaws adopted by the stockholders, but the stockholders may, except as otherwise provided by statute or the Certificate of Incorporation, from time to time specify particular provisions of the Bylaws which shall not be amended by the Board of Directors.